EXHIBIT 2 – Certificates – Section 906 of Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2023, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, VICTOR G. DODIG, President & Chief Executive Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Victor G. Dodig
Victor G. Dodig
President & Chief Executive Officer

Date: August 31, 2023

In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2023, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, HRATCH PANOSSIAN, Senior Executive Vice President & Chief Financial Officer of the Bank, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Hratch Panossian
Hratch Panossian
Senior Executive Vice President & Chief Financial
Officer

Date: August 31, 2023